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                                                                   EXHIBIT 99(I)

                          [Letterhead of Dechert LLP]



December 1, 2003


Great Hall Investment Funds, Inc.
60 South Sixth Street
Minneapolis, MN  55402

Ladies and Gentlemen:

We have acted as counsel for Great Hall Investment Funds, Inc. (the "Registrant"), and are familiar with the Registrant's registration statement under the Investment Company Act of 1940, as amended, and the Registrant's registration statement relating to its shares under the Securities Act of 1933, as amended. The Registrant is organized as a corporation under the laws of Minnesota.

We have examined the Registrant's Articles of Incorporation and other materials relating to the authorization and issuance of capital stock of the Registrant, the Post-Effective Amendment to the Registrant's Registration Statement dated December 1, 2002 on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940, including the information incorporated by reference therein, and such other documents and matters as we have deemed necessary to enable us to give this opinion.

Based upon the foregoing, we are of the opinion that the shares proposed to be sold pursuant to Post-Effective Amendment No. 21 to the Registrant's Registration Statement (collectively, the "Current Post Effective Amendment"), when such Registration Statement is made effective by the Securities and Exchange Commission, will have been validly authorized and, when sold in accordance with the terms of such Amendment and the requirements of applicable federal and state law and delivered by the Registrant against receipt of the net asset value of the shares of its series and classes of shares, as described in the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Current Post Effective Amendment to the Registrant's Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission in connection with the continuous offering of the shares of the Registrant's capital stock, as indicated above, and to references to our firm as counsel to the Registrant in the Registrant's prospectuses and Statement of Additional Information dated as of a date on or after the effective date of the Current Post Effective Amendments to the Registrant's Registration Statement and in any revised or amended versions thereof, until such time as we revoke such consent.

Very truly yours,



Dechert LLP